--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT


                            Dated as of July 28, 1998


                                     between



                     Capital Senior Living Properties, Inc.,
                               a Texas corporation




                                       and




                           Gramercy Hill Enterprises,
                           a Texas general partnership





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                            Table of Contents

                                                                                                      Page
                                                                                                      ----

     Article I.       DEFINITIONS........................................................................1
              Section 1.1      Definitions...............................................................1
              Section 1.2      Interpretation............................................................5

     Article II.      SALE AND PURCHASE OF ACQUIRED ASSETS...............................................5
              Section 2.1      Purchase And Sale.........................................................5
              Section 2.2      Acquired Assets and Excluded Assets.......................................6
              Section 2.3      Assumption of Certain Liabilities and Obligations.........................8

     Article III.     PURCHASE PRICE....................................................................11
              Section 3.1      Purchase Price...........................................................11
              Section 3.2      Allocation of Purchase Price.............................................11

     Article IV.      THE CLOSING.......................................................................11
              Section 4.1      Closing Date.............................................................11
              Section 4.2      Transactions To Be Effected At The Closing...............................12

     Article V.       REPRESENTATIONS AND WARRANTIES OF SELLER..........................................12
              Section 5.1      Seller's Organization; Good Standing.....................................12
              Section 5.2       Authority; Execution and Delivery.......................................12
              Section 5.3      Consents; No Violation, Etc..............................................13
              Section 5.4      Financial Statements; Undisclosed Liabilities............................13
              Section 5.5      Title to Acquired Assets.................................................13
              Section 5.6      Real Property............................................................13
              Section 5.7      Accounts Receivable......................................................14
              Section 5.8      Absence of Certain Changes or Events.....................................14
              Section 5.9      Employment Matters  .....................................................14
              Section 5.10     Employee Benefit Plans...................................................14
              Section 5.11     Litigation...............................................................14
              Section 5.12     Compliance with Laws.....................................................15
              Section 5.13     Sufficiency of Acquired Assets...........................................15
              Section 5.14     Contracts................................................................15
              Section 5.15     Environmental Matters....................................................16
              Section 5.16     Interests in Seller......................................................16
              Section 5.17     No Brokers...............................................................16
              Section 5.18     Exclusive Representations and Warranties.................................16

     Article VI.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................................16
              Section 6.1      Purchaser's Organization; Good Standing..................................16
              Section 6.2      Authority; Execution and Delivery........................................16
              Section 6.3      Consents; No Violations, Etc.............................................17
              Section 6.4      Litigation...............................................................17






              Section 6.5      No Brokers...............................................................17
              Section 6.6      ERISA....................................................................17
              Section 6.7      Availability of Funds....................................................17

     Article VII.     CERTAIN COVENANTS AND AGREEMENTS..................................................17
              Section 7.1      Covenants of Seller Relating to Conduct of Business......................17
              Section 7.2      Purchaser's Access to Information........................................18
              Section 7.3      Purchaser's Preservation of Records......................................18
              Section 7.4      Legal Conditions to Closing..............................................19
              Section 7.5      Employee Matters.........................................................19
              Section 7.6      Collection of Receivables................................................20
              Section 7.7      Expenses.................................................................20
              Section 7.8      Financial Information....................................................21
              Section 7.9      Bulk Transfer Laws.......................................................21
              Section 7.10     Actions of Purchaser.....................................................21
              Section 7.11     No Additional Representations............................................21
              Section 7.12     Maintenance; Repair; Risk of Loss........................................22
              Section 7.13     NO REPRESENTATIONS BY SELLER.............................................23
              Section 7.14     RELEASE..................................................................23
              Section 7.15     Disclosure Supplement....................................................24

     Article VIII.    CONDITIONS PRECEDENT..............................................................24
              Section 8.1      Conditions to Each Party's Obligations...................................24
              Section 8.2      Conditions to Obligations of Purchaser...................................25
              Section 8.3      Conditions to the Obligations of Seller..................................26

     Article IX.      TERMINATION, AMENDMENT AND WAIVER.................................................28
              Section 9.1      Termination..............................................................28
              Section 9.2      Amendments and Waivers...................................................30

     Article X.         INDEMNIFICATION.................................................................30
              Section 10.1     Indemnification by Seller................................................30
              Section 10.2     Indemnification by Purchaser.............................................31
              Section 10.3     Losses Net of Insurance, etc.............................................32
              Section 10.4     Termination of Indemnification...........................................32
              Section 10.5     Procedure................................................................33

     Article XI.        General Provisions..............................................................34
              Section 11.1     Notices..................................................................34
              Section 11.2     Headings.................................................................35
              Section 11.3     Survival of Representations and Warranties...............................35
              Section 11.4     Severability.............................................................35
              Section 11.5     Counterparts.............................................................36
              Section 11.6     Entire Agreement; No Third Party Beneficiaries...........................36
              Section 11.7     Governing Law............................................................36
              Section 11.8     Consent to Jurisdiction..................................................36






              Section 11.9     Publicity................................................................36
              Section 11.10    Assignment...............................................................36


                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of July 28, 1998 (this "Agreement"), is by and between Capital Senior Living Properties, Inc., a Texas corporation (or its permitted assigns as provided in Section 11.10 hereof), as purchaser ("Purchaser"), and Gramercy Hill Enterprises, a Texas general partnership, as seller ("Seller").

                  WHEREAS, Seller is engaged in the Business; and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets used in connection with the Business, all upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Article I.        DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Acquired Assets" shall have the meaning set forth in Section 2.2(a).

                  "Acquired  Employees"  shall  have  the  meaning  set forth in
Section 7.5(a).

                  "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly Controls, is Controlled by or is under common Control with such first person. A person shall be deemed to "Control" another person if such first person has the power to direct or cause the direction of such other person, whether through ownership of securities, by contract or otherwise.

                  "Assumed  Liabilities"  shall  have  the  meaning set forth in
Section 2.3(a).

                  "Benefit  Plan"  shall  have  the meaning set forth in Section
5.10.

                  "Business" shall mean the operation of the 148-unit full service retirement community (including 89 independent living units and 59 assisted living units) located at 6800 "A" Street, Lincoln, Nebraska.

                  "Business Account Payable" shall mean any account payable of Seller that relates primarily to or arises primarily out of the operation of the Business.

                  "Business   Account   Receivable"   shall  mean  any   account
receivable of Seller that relates primarily to or arises primarily out of the operation of the Business.

                  The term "business day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of New York are permitted or required to close by law or regulation.

                  "Business Equipment" shall mean all furniture, medical and other equipment, tools, and other tangible property (except for the Excluded Assets) that are used or held primarily for use in the Business.

                  "Business Inventory" shall mean all inventory of goods and supplies used or maintained in connection with the Business including, but not limited to, food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies.

                  "Business Names" shall mean all of Seller's goodwill relating to the Business and Seller's rights to the use in the Business of the names and marks "Gramercy Hill" and any and all formative, variants and derivatives thereof.

                  "Closing"  and  "Closing   Date"  shall  have  the  respective
meanings set forth in Section 4.1 or Section 7.12(b), as applicable.

                  "Closing Date Undertaking" shall have the meaning set forth in
Section 8.3(d).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 7.2.

                  "Contracts" shall mean contracts, leases, indentures, agreements, commitments, purchase orders and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto.

                  "Disclosure  Schedule" shall mean the Schedules referred to in
Article V of this Agreement.

                  "Environmental Law" shall mean any applicable Governmental Rule issued, promulgated or entered into by any Governmental Entity relating to the environment, to the preservation or reclamation of natural resources, or to Hazardous Substances.

                  "Escrow Amount" shall have the meaning set forth in Section 4.2(c).

                  "Excel" shall mean Excel Retirement Communities, Inc.

                  "Excluded Assets" shall have the meaning set forth in Section 2.2(b).

                  "Excluded Liabilities"  shall have  the meaning  set  forth in
Section 2.3(b).

                  "Facility" shall mean the real property located in Lincoln, Nebraska on which the Business is operated, as such real property is more specifically described in Exhibit A, together with Seller's right, title and interest in all buildings, fixtures and improvements thereon.

                  "Financial  Statements"  shall  have  the meaning set forth in
Section 5.4.

                  "First Six-Month  Period" shall have  the meaning set forth in
Section 10.1.

                  "General Assignment and Bill of Sale" shall have the meaning set forth in Section 8.2(d).

                  "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

                  "Governmental Rule" shall mean any law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.

                  "Gramercy Hill Limited Partnership" shall mean Gramercy Hill Limited Partnership, a Nebraska limited partnership and the owner of a majority of the partnership interests in Seller.

                  "Hazardous Substance" means any materials listed in 49 C.F.R. __ss.__172.101 and any materials defined as toxic or hazardous pursuant to 42 U.S.C.A. ss. 9601 (14) or any other Environmental Law.

                  "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Lender" shall mean the mortgagee (together with its permitted assigns) pursuant to the Mortgage.

                  "Lien" shall mean any mortgage, claim, charge, lien, security interest, easement, right of way, pledge, covenant, restriction or encumbrance of any nature whatsoever.

                  "Loss" shall mean any loss, liability, claim, damage or expense, including reasonable legal fees and expenses.

                  "Management Contract" shall mean the management contract between Excel and Seller pursuant to which Excel manages the Facility.

                  "Marketing Materials" shall mean all advertising materials, customer lists, training materials and market research materials.

                  "Material Adverse Effect" shall mean an effect which, individually or together with other adverse effects, is materially adverse to the business, assets, financial condition or results of operations of the Business taken as a whole, other than an effect relating to the economy in general or changes relating to the Business' industry in general.

                  "Mortgage" shall mean the mortgage or deed of trust in respect of the Facility, between Washington Mortgage Financial Group, Ltd. and Seller and related documents, true and correct copies of which have previously been delivered to Purchaser.

                  "Partnership Agreement" shall mean the Amended and Restated Partnership Agreement of Gramercy Hill Enterprises dated as of January 31, 1985, as amended by the First Amendment dated as of December 23, 1986.

                  "Partnership Consent"  shall have  the meaning  set  forth  in
Section 5.2.

                  "Permitted Lien" shall mean (i) any Lien disclosed in Schedule I, (ii) any Lien for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings and (iii)<0- 95>any imperfection of title or other covenants, restrictions or encumbrance that, individually or in the aggregate with other such imperfections, covenants, restrictions and encumbrances, is not substantial in character or amount and does not materially interfere with the use of the Acquired Assets in the Business as presently conducted.

                  The term  "person"  shall  mean any  individual,  corporation,
partnership,   limited  liability  company,   joint  venture,   trust,  business
association, organization, Governmental Entity or other entity.

                  "Personal Property" shall mean all of the Acquired Assets other than the Facility.

                  "Purchase Price" shall have the meaning set forth in Section _3.1.

                  "Purchaser" shall mean Capital Senior Living Properties, Inc., a Texas corporation.

                  "Purchaser Indemnified Parties" shall have the meaning set forth in Section 10.1.

                  "Salomon Smith Barney" shall mean Salomon Brothers Inc and Smith Barney Inc., collectively.

                  "Second Six-Month Period" shall  have the meaning set forth in
Section 10.1.

                  "Seller" shall mean Gramercy Hill Enterprises, a Texas general partnership.

                   "Seller Indemnified Parties" shall have the meaning set forth in Section 10.2.

                  "Tax" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions with respect thereto.

                  "Tax Return" shall have the meaning set forth in Section 3.2.

                  "Termination Date" shall have the meaning set forth in Section 11.3.

                  "Third  Party  Claim"  shall  have  the  meaning  set forth in
Section 10.5(b).

                  "WARN Act" shall have the meaning set forth in Section 7.5.

         Section 1.2       Interpretation

                           a. When used in this Agreement the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

                           b.       When  used  in  this  Agreement,   the  word
                                    "primarily" shall be deemed to be followed by the words "or exclusively".

                           c.       Any terms defined in the singular shall have
                                    a  comparable   meaning  when  used  in  the
                                    plural, and vice versa.

                           d. When used in this Agreement, the word "or" is not exclusive.

                           e. All references to Articles, Sections, Exhibits, Schedules and Appendices shall be deemed references to Articles, Sections, Exhibits, Schedules and Appendices to this Agreement.

                           f. This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.

         Article II.       SALE AND PURCHASE OF ACQUIRED ASSETS

         Section 2.1 Purchase And Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept, all of Seller's right, title and interest in, to and under the Acquired Assets.

         Section 2.2       Acquired Assets and Excluded Assets.

                           a. The term "Acquired Assets" shall mean the properties, assets, goodwill and rights of whatever kind and nature, real or personal, tangible or intangible, other than the Excluded Assets, of Seller existing on the Closing Date that relate primarily to or arise primarily out of the operation of the Business, including:

                                    (i)     the Facility;

                                    (ii)    all Business Equipment;

                                    (iii)   all Business Inventory;

                                    (iv)    all Business Accounts Receivable;

                                    (v)     all Business Names;

                                    (vi)    all  right,  title  and  interest of
                                            Seller in  and to  the Contracts  to
                                            which Seller  is a party or by which
                                            Seller is  bound that  are listed in
                                            Schedule   5.14  (other  than  those
                                            Contracts  which  are  identified on
                                            Schedule 5.14 as Contracts not being
                                            assumed  by   Purchaser),  and   all
                                            other Contracts to which Seller is a
                                            party  on  the   Closing  Date  that
                                            relate   primarily   to   or   arise
                                            primarily  out  of  the operation of
                                            the Business  that are  not required
                                            to be listed  in such Schedule  5.14
                                            and which were  entered into in  the
                                            ordinary course of  the Business, in
                                            each   case,  to   the  extent  such
                                            Contracts are assignable;

                                    (vii)   all Marketing  Materials that relate
                                            primarily to or arise  primarily out
                                            of the  operation  of  the  Business
                                            that  are  in  the   possession   of
                                            Seller;

                                    (viii)  all records and  lists pertaining to
                                            residents,  accounts  and suppliers,
                                            personnel  records,  books, ledgers,
                                            files and other  printed and written
                                            materials  reasonably  necessary for
                                            Purchaser's continuing  operation of
                                            the  Business,  other  than   books,
                                            records and  other data  relating to
                                            the Excluded Assets and the Excluded
                                            Liabilities  and   other  books  and
                                            records   reasonably   retained   by
                                            Seller; and

                                    (ix)    all of Seller's rights against third
                                            parties  pursuant to the  warranties
                                            and    guarantees    identified   on
                                            Schedule 2.2(a).

                           b.  The  term   "Excluded   Assets"  shall  mean  the
following:

                                    (i)     cash  on hand  or in  banks  (except
                                            security deposits and other deposits
                                            from  tenants) and cash  equivalents
                                            owned  by  Seller  relating  to  the
                                            operations of the Business;

                                    (ii)    all  rights  of  Seller  under  this
                                            Agreement   and   the    agreements,
                                            instruments     and     certificates
                                            delivered  in  connection  with this
                                            Agreement;

                                    (iii)   all records  prepared in  connection
                                            with  the  sale  of  the   Business,
                                            including   the   bids   and   other
                                            information   received   from  third
                                            persons in  respect of the  Business
                                            and   analyses   relating   to   the
                                            Business;

                                    (iv)    any assets under any Benefit Plan;

                                    (v)     all rights relating  to the Excluded
                                            Liabilities;

                                    (vi)    business records reasonably retained
                                            by Seller;  provided,  however, that
                                            Purchaser  may retain copies of such
                                            records that are reasonably required
                                            in the  operation of the Business by
                                            Purchaser;

                                    (vii)   any tax refunds,  insurance  refunds
                                            from  prepaid  insurance,  insurance
                                            deposits or  recoveries  from claims
                                            with respect to periods (or portions
                                            thereof) ending prior to the Closing
                                            Date,  except as provided in Section
                                            7.12(b) hereof;

                                    (viii)  manuals  developed by Excel relating
                                            to personnel, marketing and account-
                                            ing policies and procedures;

                                    (ix)    the Management Contract;

                                    (x)     furniture,   computers  and  similar
                                            tangible property not located at the
                                            Facility and  identified on Schedule
                                            2.2(b); and

                                    (xi)    all  of  Seller's  rights,   claims,
                                            causes   of   action  or  rights  of
                                            set-off    against   third   parties
                                            relating to the Business or Acquired

                                            Assets with  respect to  periods (or
                                            portions thereof) ending on or prior
                                            to the Closing Date.

                           c. Nothing in this Agreement shall be construed as an attempt by Seller to assign any Contract to the extent that such Contract is not assignable without the necessary consent of the other party or parties thereto. Seller shall use reasonable efforts, in cooperation with Purchaser, to secure any necessary consent to assignment of those Contracts indicated with an asterisk on
                                    Schedule  5.14  which  consent  has not been
                                    obtained   prior   to   the   Closing  Date;
                                    provided, however, that Seller shall not be required to make any payment to any person or forego any benefits in order to obtain such consent.

         Section 2.3       Assumption of Certain Liabilities and Obligations.


                    a. Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and agrees to pay, perform and discharge when due, and agrees to indemnify Seller and its Affiliates and hold Seller and its Affiliates harmless from and after the Closing from, the Assumed Liabilities (as defined below). "Assumed Liabilities" means the following and only the following:


                                    (i)     all  obligations and  liabilities of
                                            Seller pursuant  to the Mortgage and
                                            pursuant to  the Contracts  included
                                            in  the  Acquired  Assets;  provided
                                            that  (x)  all  payments pursuant to
                                            the Mortgage which  are due prior to
                                            the   Closing   Date   and  (y)  all
                                            payments  pursuant to  the Contracts
                                            included  in  the   Acquired  Assets
                                            which are due  prior to the  Closing
                                            Date shall have been paid by Seller;


                                    (ii)    all  Business  Accounts  Payable for
                                            which  payment  is made by Seller to
                                            Purchaser pursuant to Section 2.3(c)
                                            hereof;


                                    (iii)   any   obligation  or  liability  for
                                            Taxes  for  any  periods   that  are
                                            attributable   to  the  Business  or
                                            relating  to  the  Acquired  Assets,
                                            relating to any periods (or portions
                                            thereof)  beginning  on or after the
                                            Closing Date; and

                                    (iv)    the   obligations   of  Seller  with
                                            respect  to  accrued   but   untaken
                                            vacation  and sick  days  earned  by
                                            Acquired Employees as of the Closing
                                            Date,  to the extent that Seller has
                                            paid Purchaser for such  obligations
                                            as provided in Section 7.5(c).


                    b.   The term "Excluded Liabilities" shall mean:


                                    (i)     any   obligation  or  liability  for
                                            Taxes that  relates  primarily to or
                                            arises primarily as  a result of any
                                            of the Excluded Assets;


                                    (ii)    any   obligation  or  liability  for
                                            income Taxes that relates  solely to
                                            or arises  solely as a result of the
                                            sale  or  transfer  from  Seller  to
                                            Purchaser  of any  of  the  Acquired
                                            Assets;


                                    (iii)   any   obligation   or  liability  of
                                            Seller for Taxes attributable to the
                                            Business or relating to the Acquired
                                            Assets for any periods (or  portions
                                            thereof)  ending  on or prior to the
                                            Closing;


                                    (iv)    all  obligations  and liabilities of
                                            Seller in respect of any  current or
                                            former employee of Seller engaged in
                                            the  Business,  which  obligation or
                                            liability  arises  out  of  acts  or
                                            conditions  that  occurred  prior to
                                            the Closing Date, including, without
                                            limitation,    any    liability   or
                                            obligation   under  bonus   programs
                                            maintained by Seller;


                                    (v)     except  as  otherwise   provided  in
                                            Section  7.5(c),  any  obligation or
                                            liability of Seller arising under or
                                            in connection with any Benefit Plan;


                                    (vi)    all   payments   due  prior  to  the
                                            Closing  Date  pursuant  to (x)  the
                                            Mortgage   and  (y)  the   Contracts
                                            included in the Acquired Assets;

                                    (vii)   all  Business  Accounts  Payable for
                                            which  payment is not made by Seller
                                            to  Purchaser  pursuant  to  Section
                                            2.3(c) hereof;


                                    (viii)  any liability  under  the Management
                                            Contract; and


                                    (ix)    any   obligations   of  Seller  with
                                            respect  to  accrued   but   untaken
                                            vacation  and sick  days  earned  by
                                            Acquired Employees as of the Closing
                                            Date,  except  to  the  extent  that
                                            Seller shall have paid Purchaser for
                                            such   obligations  as  provided  in
                                            Section 7.5(c).

                    c. Except as to those items which are to be apportioned as provided in Section 2.3(d) below, with regard to expenses incurred in respect of Business Accounts Payable during periods (or portions thereof) ending on or prior to the Closing Date, Seller agrees (i) to pay all Business Accounts Payable due and payable prior to the Closing Date and (ii) at the Closing, to pay to Purchaser an amount equal to the estimated cost of Business Accounts Payable not previously paid.

                    d. Any ad valorem, use, real and personal property, intangible and other similar Taxes, installments or special assessments, utility, water or similar payments arising from, or relating to, the Acquired Assets or the conduct of the Business (including such other items as are normally apportioned at the closings of properties similar to the Facility in Lancaster County, Nebraska), which relate to periods both before and after the Closing Date, shall be prorated and adjusted between Seller and Purchaser as of the Closing Date on a per diem basis and Seller shall be responsible only for the portion of such amounts allocable to the period prior to the Closing Date and Purchaser shall be responsible for the remainder.

                    e. Except as otherwise agreed to by the parties, whenever it is necessary to deter- mine the liability for Taxes for a portion of a taxable year or period that begins before and ends on or after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning on or after, the Closing Date shall be determined by assuming that the taxable year or period ended at the close of business on the Closing Date.

                    f. Except for the Assumed Liabilities, all obligations and liabilities arising as a result of the ownership by Seller prior to the Closing of, or the operation prior to the Closing of the activities conducted at, the Facility (including all obligations and liabilities relating to personal injury or Environmental Laws) shall be the responsi- bility of Seller. All obligations and liabilities arising as a result of the ownership by Purchaser subsequent to the Closing of, or the operation subsequent to the Closing of the activities conducted at, the Facility (including all obligations and liabilities relating to personal injury or Environmental Laws) shall be the responsi- bility of Purchaser.

         Article III.      PURCHASE PRICE

         Section 3.1 Purchase Price. The purchase price for the Acquired Assets shall be an amount in cash (the "Purchase Price") equal to (x) $11,000,000 less
(y) the principal amount of the Mortgage outstanding as of the Closing Date.

         Section 3.2 Allocation of Purchase Price. On or prior to the Closing Date, Seller and Purchaser shall mutually agree on an allocation of the Purchase Price and the amount of the Assumed Liabilities (and other capitalized costs) among the Acquired Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder and all applicable provisions of state, local and foreign law (such allocations, the "Section 1060 Allocations"). If Seller and Purchaser are unable to agree with respect to the Section 1060 Allocations, Seller and Purchaser shall select a firm of independent certified public accountants mutually acceptable to Seller and Purchaser from among Price Waterhouse Coopers LLP, KPMG Peat Marwick LLP, Deloitte & Touche LLP, Ernst & Young LLP, and Arthur Andersen LLP to determine such allocations. The conclusions of such accounting firm shall be binding on the parties. The fees and expenses of such accounting firm shall be shared equally by Seller and Purchaser. Each of the parties hereto agrees (i) to prepare and file reports, returns, declarations, statements, forms, extensions or other documents filed or required to be filed with any federal, state, local or other governmental department, court or other authority in respect of any Tax ("Tax Returns"), including Form 8594, in a manner consistent with the Section 1060 Allocations, as finally determined pursuant to this Section 3.2, (ii) to report this transaction for federal, state, local and foreign income tax purposes in accordance with the Section 1060 Allocations, as finally determined pursuant to this Section 3.2, and (iii) to use its best efforts to sustain the Section 1060 Allocations, as finally determined pursuant to this Section 3.2, in any subsequent tax audit or dispute.

         Article IV.       THE CLOSING

         Section 4.1 Closing Date. The closing of the sale and transfer of the Acquired Assets (hereinafter called the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, on the last business day of the month in which all of the conditions to each party's obligations under Article VIII have been satisfied or waived, or at such other time, date and place as shall be mutually agreed to by the parties hereto (such date of the Closing being hereinafter referred to as the "Closing Date").

         Section 4.2       Transactions To Be  Effected At The  Closing.  At the
Closing:

                    a. Seller shall deliver or cause to be delivered to Purchaser all documents referred to in Section 8.2, in each case appropriately executed;

                    b. Purchaser shall deliver or cause to be delivered to Seller (i) the Closing Date Undertaking, appropriately executed; and (ii) all other documents referred to in
                         Section 8.3, in each case appropriately executed; and

                    c. Purchaser shall pay (i) $2,300,000 of the Purchase Price (the "Escrow Amount") by wire transfer to an escrow account to be established prior to the Closing Date and (ii) the remainder of the Purchase Price (which remainder shall be equal to (x) $11,000,000 less
                         (y) the principal amount of the Mortgage outstanding as of the Closing Date less (z) the Escrow Amount) by wire transfer to such bank account or accounts as may be designated by Seller. Purchaser shall be provided with wire transfer instructions at least two business days prior to the Closing Date. The Escrow Amount shall be disbursed to Seller by the escrow agent at such times and by such amounts as the indemnification obligations of Seller to the Purchaser Indemnified Parties are reduced in accordance with the provisions of Article X hereof.

         Article V.        REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

         Section 5.1 Seller's Organization; Good Standing. Seller is a general partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has the requisite power and authority to own the Acquired Assets and to carry on the Business as currently conducted. Seller is duly qualified to conduct business as a foreign entity in the State of Nebraska.

         Section 5.2 Authority; Execution and Delivery. Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby have been duly and validly authorized, subject to the consent of at least 51% in interests of the Class A Limited Partners of Gramercy Hill Limited Partnership (the "Partnership Consent"). Seller agrees to make a good faith effort to obtain the Partnership Consent. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Partnership Consent, and subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

         Section 5.3 Consents; No Violation, Etc. Except for the applicable requirements of the HSR Act and the rules and regulations promulgated thereunder and except as set forth on Schedule 5.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any Governmental Rule applicable to Seller, (ii) subject to the Partnership Consent, conflict with the Partnership Agreement, (iii) subject to the receipt of all required consents to the assumption by Purchaser of all obligations and liabilities of Seller pursuant to the Mortgage, conflict with any Contract set forth on
Schedule 5.14, or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not have a Material Adverse Effect or materially interfere with Seller's performance of its obligations hereunder. Seller is not a "foreign person" as defined in
Section 1445 of the Code and the regulations relating thereto.

         Section 5.4 Financial Statements; Undisclosed Liabilities. Attached hereto as Schedule 5.4 are the audited financial statements of Seller as of December 31, 1995, December 31, 1996 and December 31, 1997 and unaudited financial statements for the six months ended June 30, 1998 (the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller and fairly present in all material respects the financial condition and results of operations of Seller for the periods indicated (except in each case as described in Schedule 5.4 and as may be described in the notes included therein). There are no liabilities or obligations related to the Business which would reasonably be expected to have a Material Adverse Effect, except (i) as reflected in the Financial Statements, (ii) as disclosed in the Disclosure Schedule, (iii) for purchase contract and orders for inventory entered into in the ordinary course of business, (iv) for liabilities incurred in the ordinary course of business since December 31, 1997 and (v) for Excluded Liabilities.

         Section 5.5 Title to Acquired Assets. Seller has good and valid title to all the Acquired Assets, free and clear of all Liens other than Permitted Liens. This Section 5.5 does not relate to the Facility, which is exclusively the subject of Section 5.6.

         Section 5.6 Real Property. Seller has good and insurable fee title to the Facility, free and clear of all Liens other than (i) Permitted Liens, (ii) easements, covenants, rights-of-way, and other encumbrances or restrictions shown on the title commitment or survey previously delivered to Purchaser by Seller, (iii) any grants or reservation of surface or subsurface rights of others in and to the removal and mining of oil, gas or minerals, including rights of ingress and egress with respect thereto, (iv) zoning, building, land use and other restrictions imposed under any Governmental Rule and (v) easements, covenants, rights-of-way or other encumbrances, restrictions or imperfections of title not shown on the title commitment or survey previously delivered to Purchaser by Seller, none of which items set forth in clauses
(iii), (iv) or (v), individually or in the aggregate, materially interfere with the use of the Facility in the Business as presently conducted.

         Section 5.7 Accounts Receivable. All the trade accounts receivable of Seller that relate primarily to or arise primarily out of the operation of the Business as of the Closing Date will represent actual sales made in the ordinary course of business.

         Section 5.8 Absence of Certain Changes or Events. Except as set forth in Schedule 5.8, to Seller's actual knowledge, since December 31, 1997, Seller has conducted the Business in the ordinary course consistent with past practice, and there has not occurred any event or condition which would reasonably be expected to have a Material Adverse Effect.

         Section 5.9       Employment Matters

                           a. Schedule 5.9(a) sets forth, as of the date hereof, all collective bargaining or similar agreements with any labor unions or associations representing employees of the Business.

                           b. Except as set forth on Schedule 5.9(b), the Business is in compliance with all applicable laws, regulations and orders relating to the employment of labor, including  all such  laws,  regulations  and
                                    orders  relating  to wages and hours,  labor
                                    relations,  civil rights, safety and health,
                                    workers'   compensation,   except  for  such
                                    noncompliance   which   would   not  have  a
                                    Material Adverse Effect.

         Section 5.10 Employee Benefit Plans. Schedule 5.10 contains a list and a brief description of each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee compensation and fringe benefit plans or arrangements (including, without limitation, all bonus, incentive and stock compensation plans) maintained or contributed to by the Business for the benefit of any employees of the Business (collectively, the "Benefit Plans"). Seller has made available to Purchaser complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Plan, a description thereof) and (ii) the most recent summary plan description of each Benefit Plan (if such description was required).

         Section 5.11 Litigation. As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or threatened in writing against Seller that relates to the Business or the Acquired Assets which (i) if adversely determined would be reasonably expected to result in a Material Adverse Effect or (ii) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement.

         Section 5.12 Compliance with Laws. Except as set forth on Schedule 5.12, Seller is in compliance in all material respects with all Governmental Rules applicable to it which relate primarily to the Acquired Assets, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.12, Seller has not received any written notice since January 1, 1997 of any asserted violation of any such Governmental Rules and Seller has not received any written notice that any investigation or review by any Governmental Entity with respect to the Business is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review if adversely determined would not reasonably be expected to have a Material Adverse Effect. This Section
5.12 does not relate to environmental matters, which are exclusively the subject of Section 5.15.

         Section 5.13  Sufficiency  of Acquired  Assets.  Except as set forth in
Schedule 5.13 and except for the fact that the Management Contract is an Excluded Asset, the Acquired Assets are sufficient for the operation of the Business in substantially the same manner as it is currently conducted.

         Section 5.14 Contracts. Except for Contracts listed on Schedule 5.14, and except for Contracts relating to Excluded Assets, Seller is not a party to or bound by any contract primarily relating to the Acquired Assets, or the Assumed Liabilities which is:

                                    (i)     an indenture,  note,  loan or credit
                                            agreement or other Contract relating
                                            to the  borrowing of money by Seller
                                            or  to  the   direct   or   indirect
                                            guarantee or assumption by Seller of
                                            the  obligation  of any other person
                                            in excess of $10,000;

                                    (ii)    a lease or similar  agreement  under
                                            which  Seller  is a  lessee  of,  or
                                            holds or operates, any real property
                                            owned by any third party;

                                    (iii)   a Contract  involving future payment
                                            for goods or  services  by Seller of
                                            more than $10,000 (unless terminable
                                            without  payment or penalty  upon no
                                            more than 30 days' notice);

                                    (iv)    a Contract  involving the obligation
                                            of Seller to  deliver  in the future
                                            products or services  for payment of
                                            more than $10,000 (unless terminable
                                            without  payment or penalty  upon no
                                            more than 30 days' notice);

                                    (v)     a  Contract  evidencing  any Lien on
                                            the  Acquired   Assets  (other  than
                                            Permitted  Liens or Liens created in
                                            the ordinary course of business); or

                                    (vi)    a Contract with or Permit by or from
                                            any Governmental Entity, the loss of
                                            which  would  materially   interfere
                                            with the  operation  of the Business
                                            as presently conducted.

Except as disclosed in Schedule 5.14, each Contract listed thereon is a valid and binding obligation of Seller. Except as disclosed in Schedule 5.14, Seller has not received any notice of default or notice of the intention of any party to any such Contract to terminate such Contract. Complete and correct copies of all Contracts referred to in Schedule 5.14, together with all modifications and amendments thereto, have been made available to Purchaser.

         Section 5.15 Environmental Matters. Seller has made available to Purchaser a complete and correct copy of the Phase I Environmental Site Assessment of the Facility, dated as of September 12, 1997.

         Section 5.16 Interests in Seller. No partnership interests in Seller are held by any entity other than (i) Gramercy Hill Limited Partnership and (ii) Gramercy Hill Corp., a Nebraska corporation.

         Section 5.17 No Brokers. Except for Salomon Smith Barney, the fees and expenses of which will be paid by Seller, Seller has not entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         Section 5.18 Exclusive Representations and Warranties. Other than the representations and warranties set forth herein, Seller is not making any other representation or warranty, express or implied, with respect to the Business or the Acquired Assets.

         Article VI.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

         Section 6.1 Purchaser's Organization; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser is duly qualified to conduct business as a foreign corporation in the State of Nebraska. Purchaser has all requisite corporate power and authority to carry on its business as it is currently being conducted.

         Section 6.2 Authority; Execution and Delivery. Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid and binding obligation of Purchaser, enforceable against

Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

         Section 6.3 Consents; No Violations, Etc. Except for the applicable requirements of the HSR Act and the rules and regulations promulgated thereunder, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any applicable law, (ii) conflict with any provision of the certificate of incorporation or by-laws of Purchaser or (iii) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not materially interfere with Purchaser's performance of its obligations hereunder.

         Section 6.4 Litigation. As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or threatened in writing against or affecting Purchaser or any of its Affiliates which if adversely determined would be reasonably expected to prevent or materially delay the ability of Purchaser to perform its obligations hereunder.

         Section 6.5 No Brokers. Purchaser has not entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         Section 6.6 ERISA. Purchaser is not acquiring the Acquired Assets with the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA.

         Section 6.7 Availability of Funds. Purchaser has cash available that is sufficient to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

         Article VII.      CERTAIN COVENANTS AND AGREEMENTS

         Section 7.1 Covenants of Seller Relating to Conduct of Business. During the period from the date of this Agreement and continuing until the Closing, Seller agrees (except as expressly provided in this Agreement, Schedule 7.1 or the Disclosure Schedule, or to the extent that Purchaser shall otherwise consent in writing) that:

                           a. Ordinary Course. Seller shall carry on the Business and operate the Acquired Assets in the ordinary course in substantially the same manner as presently conducted, maintain the business records of the Business in substantially the same manner as presently maintained and use reasonable efforts to preserve intact the Business' present business organization, keep available the services of the Business' present employees and preserve the Business' relationships with residents, customers, suppliers and others having business dealings with the Business; provided, however, that nothing contained herein shall be deemed to require the expenditures of any funds outside the ordinary course of business.

                           b. No Dispositions. Seller shall not sell, lease, or transfer, or agree to sell, lease, or transfer, any of the Acquired Assets, except Business Inventory in the ordinary course of business consistent with prior practice.

                           c. No Salary Increases. Seller shall not increase the salary of any employee of the Business, except pursuant to existing employment contracts or in the ordinary course of business consistent with prior practice.

                           d. No Additional Material Contracts. Seller shall not enter into any Contract that would be required to be listed on Schedule 5.14 if it were in effect on the date hereof, including any such Contract for the purchase of capital assets, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld).

                           e. Other Actions. Seller shall not knowingly take any action that would reasonably be expected to result in any of the representations and warranties of Seller set forth in this Agreement becoming untrue in any material respect or in any of the conditions of the Closing set forth in
                                    Article VIII not being satisfied.

                           f. Advise of Changes. Seller shall advise Purchaser within three business days after Seller becomes aware of the occurrence of any matter or event that occurs after the date hereof and on or prior to the Closing Date which is material to the Business.

         Section 7.2 Purchaser's Access to Information. Seller shall afford to Purchaser and its accountants, counsel and other representatives reasonable access upon reasonable advance notice and during normal business hours during the period prior to the Closing to all the properties, books, contracts, commitments, Tax Returns and records of the Business (other than the Excluded Assets). Purchaser acknowledges that any information being provided to it or its representatives by Seller pursuant to this Agreement is subject to the terms of a confidentiality agreement between Purchaser and Seller, dated May 5, 1998 (the "Confidentiality Agreement"), which terms are incorporated herein by reference.

         Section 7.3       Purchaser's Preservation of Records

                    a. Purchaser agrees that, at its own expense, it (i) shall preserve and keep the books, contracts, commitments and records included in the Acquired Assets for a period of three years from the Closing Date, or for any longer periods as may be required by any Governmental Entity or as may be made prudent by the circumstances of any ongoing litigation, and (ii) shall provide Seller with reasonable access to the foregoing upon reasonable notice and during normal business hours. In the event Purchaser wishes to destroy such copies and records after the time specified above, it shall first give 60 days' prior written notice to Seller, and Seller shall have the right, at its option and expense, and upon prior written notice given to Purchaser within such 60 day period, to take possession of all or any portion of such copies and records.

                    b. Purchaser acknowledges and agrees that Seller shall retain copies of certain personnel records included in the Acquired Assets which relate to Seller's liabilities in respect of the Acquired Employees' post-employment benefits.

                    c. All information received or retained by Seller or any representative of Seller pursuant to paragraph (a) or
                         (b) of this Section 7.3 shall be treated as confidential by Seller and by such representatives and, except to the extent such information is or becomes generally available, Seller and its representatives shall use all reasonable efforts to maintain the confidentiality of such information. If Seller or any of its representatives is required to disclose any such information by or to any Governmental Entity, Seller shall, to the extent feasible, prior to such disclosure, notify Purchaser of such requirement. Purchaser shall have the right, at its own expense, to seek confidential treatment of any information to be so disclosed.

         Section 7.4 Legal Conditions to Closing. Each of Seller and Purchaser agrees to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Closing (including the prompt filing of the premerger notification report under the HSR Act and the furnishing of all information required under the HSR Act), and shall cooperate with and furnish information to each other and to other parties in connection with any such legal requirements.

         Section 7.5       Employee Matters

                    a. Offer of Employment. Purchaser shall offer employment, effective on the Closing Date, in a comparable position and at no less favorable base salary, to each person currently employed by Seller primarily in connection with the Business. Such employment shall be subject to a 90-day probationary period. All such employees of the Business who accept Purchaser's offer of employment shall be referred to herein as "Acquired Employees."

                    b. Provision of Similar Benefits. Purchaser shall provide benefits to Acquired Employees that are, in the aggregate, substantially similar to those provided to similarly situated new employees of Purchaser and its Affiliates generally.

                    c. Vacation and Other Pay. On or prior to the Closing Date, Seller shall pay to Purchaser an amount equal to the aggregate liability of Seller with respect to accrued but untaken vacation and sick days earned by Acquired Employees as of the Closing Date, and Purchaser shall assume the obligations of Seller with respect to such accrued but untaken vacation and sick days.

                    d. WARN Act. Purchaser agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and any similar statute, and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act), or similar event affecting Acquired Employees and occurring on or after the Closing Date. Purchaser shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under the WARN Act or similar statute arising from the actions of Purchaser or its Affiliates on or after the Closing Date.

         Section 7.6 Collection of Receivables. From and after the Closing, Purchaser shall have the right and authority to collect for its own account all accounts receivable and other items that are included in the Acquired Assets and to endorse with the name of Seller any checks or drafts received with respect to any such accounts receivable or other items. Seller agrees to deliver to Purchaser any cash or other property received directly or indirectly by it with respect to such accounts receivables and other items.

         Section 7.7 Expenses. Except as provided in Section 9.1 hereof in respect of termination of this Agreement pursuant to Section 9.1(a)(ii) hereof, whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing or any other provisions of this Agreement, (i) Purchaser and Seller shall share equally (x) any sales, use, transfer, stamp, documentary or similar Taxes applicable to the conveyance and transfer from Seller to Purchaser of the Acquired Assets (except for filing fees, Taxes and related expenses the payment of which is specifically governed by clauses (ii) and (iii) below), (y) any governed by clauses (ii) and (iii) below), (y) any other transfer or documentary Taxes or any filing or recording fees and related expenses applicable to such conveyance and transfer (except for filing fees, Taxes and related expenses the payment of which is specifically governed by clauses (ii) and (iii) below), and
(z) if title insurance is obtained by Purchaser, the cost of the title insurance premium for a standard form owner's policy which insures the Facility for an amount not exceeding the Purchase Price, such policy to be in the ALTA form in use in the State of Nebraska, (ii) Purchaser shall pay (x) any sales Taxes payable in connection with the transfer of Personal Property and (y) the cost of any endorsements requested by Purchaser to the standard form of owner's title insurance policy, and (iii) Seller shall pay any filing fees, transfer Taxes and related expenses with respect to the transfer of the Facility to Purchaser. Purchaser shall prepare and timely file all returns and other documents required in connection with the foregoing and shall provide Seller with evidence of filing of such returns and documents and payment of such sales, use, transfer, stamp, documentary and similar Taxes promptly thereafter. Notwithstanding the foregoing or any other provisions of this Agreement, Purchaser and Seller agree that all fees incurred in connection with any filing made pursuant to the HSR Act shall be paid by Purchaser.

         Section 7.8 Financial Information. After the Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives reasonable access, during normal business hours, to such information (including records pertinent to the Business) and assistance relating to the Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any Tax audit, proceeding, claim or assessment.

         Section 7.9 Bulk Transfer Laws. Purchaser hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser. Seller shall indemnify and hold harmless Purchaser against any and all liabilities that may be asserted by third parties against Purchaser as a result of noncompliance with any such bulk transfer law.

         Section 7.10 Actions of Purchaser. Purchaser shall not knowingly take any action that would reasonably be expected to result in any of the representations or warranties of Purchaser set forth in this Agreement becoming untrue in any material respect or in any of the conditions of the Closing set forth in Article VIII not being satisfied.

         Section 7.11 No Additional Representations. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the Acquired Assets that it and its representatives have desired or requested to see or review, and that its representatives have had a full opportunity to meet with Seller and representatives of Seller and employees of the Business to discuss the Business. Purchaser acknowledges that it and its representatives have received or have had an opportunity to review prior to the date hereof all written materials which Seller is required to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date hereof. Purchaser acknowledges that neither Seller nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business or the Acquired Assets except as expressly set forth in this Agreement and the Disclosure Schedule, and that neither Seller nor any other person will be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser's use of, any such information in any form, including the Confidential Memorandum dated Spring 1998 relating to the Business, any documents or materials made available to Purchaser in any "data room," and any management presentation in expectation of the transactions contemplated hereby.

         Section 7.12      Maintenance; Repair; Risk of Loss

                    a. Until the Closing, Seller shall maintain the Facility in substantially its present condition, subject to ordinary wear and tear. Notwithstanding the foregoing, Seller shall have no obligation to make any structural repairs or capital improvements.

                    b.   Prior  to the  Closing,  the  risk of  loss  or  damage
                         (except ordinary wear and tear) by fire or other casualty to the Facility, and the risk of condemnation of the Facility, is on Seller. In case of damage beyond ordinary wear and tear or a condemnation, (i) if the estimated cost to repair the damage or restore to substantially the condition existing before the casualty or condemnation shall be less than $550,000, or if the estimated time to repair the damage or restore is less than 120 days, Seller may, at Seller's option, elect to proceed to Closing and assign to Purchaser the proceeds of any insurance or award applicable to such casualty or condemnation, or proceed promptly to repair and restore, at Seller's expense, such damage in a good and workmanlike manner, using equivalent materials, in which case the Closing shall be adjourned, pending completion of such repair and restoration, or (ii) in any other case, either party may terminate this Agreement upon written notice to the other given within five (5) business days of obtaining actual knowledge of such casualty or condemnation. Purchaser may preserve this Agreement following receipt of a termination notice from Seller by notifying Seller, in writing, within five (5) business days of Seller's election to terminate, of Purchaser's election to purchase the Property in its damaged condition without abatement of Purchase Price (but with an assignment from Seller of all insurance and/or condemnation proceeds). Notwithstanding any other provision of this Agreement, if there is an adjournment of the Closing Date by Seller pursuant to this Section 7.12(b), the Closing Date shall be any business day selected by Seller after substantial completion of restoration on ten (10) days' notice to Purchaser.

         Section 7.13 NO REPRESENTATIONS BY SELLER. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION, LAYOUT, LEASES, FOOTAGE, RENTS, INCOME, EXPENSES, ZONING, OPERATIONS, OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE FACILITY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION THEREOF. PURCHASER ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND AGREES UPON CLOSING TO TAKE THE FACILITY "AS IS, WHERE IS" AND WITH ALL FAULTS, LATENT AND PATENT. WITH RESPECT TO ANY ITEMS OF PERSONAL PROPERTY CONTAINED WITHIN THE FACILITY, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, PROMISES OR WARRANTIES (EXPRESS OR IMPLIED AND WHETHER DEALING WITH MERCHANTABILITY, FITNESS FOR USE OR OTHERWISE). PURCHASER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL IMPLIED WARRANTIES. NO ORAL WARRANTIES, REPRESENTATIONS OR STATEMENTS SHALL BE CONSIDERED A PART HEREOF. SELLER ASSUMES NO RESPONSIBILITY FOR THE CONDITION OF THE FACILITY OR PERSONAL PROPERTY, HAS MADE NO REPRESENTATIONS WITH RESPECT THERETO AND SHALL HAVE NO LIABILITY FOR THE ACCURACY OF ANY INSPECTION REPORT RELATING THERETO, PURCHASER HEREBY ACKNOWLEDGING THAT PURCHASER HAS INSPECTED THE FACILITY AND PERSONAL
PROPERTY AND IS SATISFIED WITH THE CONDITION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE FACILITY.



         Section 7.14 RELEASE. WITHOUT LIMITING THE PROVISIONS OF SECTION 7.13 ABOVE, PURCHASER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS") ARISING FROM OR RELATING TO
(i)_ ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE FACILITY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii)_ ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE FACILITY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE FACILITY IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY

OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER'S SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER'S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY MADE BY SELLER IN THIS AGREEMENT OR ANY DOCUMENT DELIVERED BY SELLER AT CLOSING.



         Section 7.15 Disclosure Supplement. From time to time prior to 5:00 p.m. New York City time on July 30, 1998, Seller may supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or any information obtained after the date hereof. Any supplement to or amendment of the Disclosure Schedule shall be treated for all purposes of this Agreement as though the matters identified or described therein had been included in the Disclosure Schedule delivered by Seller contemporaneously with the execution and delivery of this Agreement.

         Article VIII.     CONDITIONS PRECEDENT

         Section 8.1 Conditions to Each Party's Obligations. The obligation of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities and the obligation of Seller to sell, assign, convey and deliver the Acquired Assets to Purchaser shall be subject to the satisfaction prior to the Closing of the following conditions:

                    a. HSR. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                    b. No Litigation, Injunctions, or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

                    c. Lender Consent. All required consents to the assumption by Purchaser of all obligations and liabilities of Seller pursuant to the Mortgage shall have been obtained. Any fees charged by Lender in connection with such consent shall be the responsibility of Seller. Purchaser agrees to provide any reasonable form of assumption of Mortgage required by Lender.

         Section 8.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities is subject to the satisfaction on and as of the Closing of each of the following conditions:

                    a. Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and
                         (ii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to any materiality qualifications contained therein), are not reasonably likely to have a Material Adverse Effect, and Purchaser shall have received a certificate of Seller to such effect.

                    b. Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing, and Purchaser shall have received a certificate of Seller to such effect.

                    c. Opinion of Counsel to Seller.1 Purchaser shall have received an opinion of counsel to Seller, dated the Closing Date, to the effect that:

                                    (i)     Seller is a general partnership duly
                                            organized,  validly  existing and in
                                            good standing  under the laws of the
                                            State  of  Texas.   Seller  is  duly
                                            qualified  to conduct  business as a
                                            foreign   entity  in  the  State  of
                                            Nebraska.

                                    (ii)    Seller  has the power and  authority
                                            to  execute  this  Agreement  and to
                                            consummate     the      transactions
                                            contemplated  hereby;  the execution
                                            and  delivery of this  Agreement  by
                                            Seller and the  consummation  of the
                                            transactions   contemplated   hereby
                                            have been duly authorized;  and this
                                            Agreement has been duly executed and
                                            delivered  by Seller  and,  assuming

--------
                1 Opinion to be given by Nebraska/Texas counsel.

                                            the due authorization, execution and
                                            delivery   of  this   Agreement   by
                                            Purchaser,  constitutes  the  legal,
                                            valid  and  binding   obligation  of
                                            Seller enforceable against Seller in
                                            accordance  with its terms,  subject
                                            to      applicable       bankruptcy,
                                            insolvency,          reorganization,
                                            moratorium,  fraudulent transfer and
                                            other    similar   laws    affecting
                                            creditors'   rights  generally  from
                                            time  to  time  in  effect   and  to
                                            general    principles    of   equity
                                            (including,    without   limitation,
                                            concepts       of       materiality,
                                            reasonableness,  good faith and fair
                                            dealing)   regardless   of   whether
                                            considered in a proceeding in equity
                                            or at law.

                    d. Deliveries. Seller shall have executed and delivered to Purchaser (i) a deed, with covenants against grantor's acts, for the real property included in the Facility;
                         (ii) a general assignment and bill of sale in substantially the form set forth on Exhibit B hereto (the "General Assignment and Bill of Sale") and (iii) any required transfer tax forms and affidavits.

                    e. Absence of Certain Changes. Between the date of this Agreement and the Closing Date, no event shall have occurred, other than the announcement by a competitor or potential competitor of a plan or intention to construct a facility that would compete with the Business and other than decreases in occupancy levels due to natural attrition, which event would reasonably be expected to result in an annualized decrease in the combined net operating income before debt service for calendar year 1998 of (i) the Business and (ii) the business conducted at the 186-unit retirement community located at 12335 West Bend Drive, St. Louis, Missouri (the "Tesson Heights Business") of $300,000 or more, as compared to annualized combined net operating income before debt service of the Business and the Tesson Heights Business for 1998 based on the seven-month period ended July 31, 1998.

                    f. GAAP Financial Statements. Prior to the Closing, Seller shall have provided Purchaser with audited financial statements relating to the Business as of December 31, 1996 and December 31, 1997, which audited financial statements shall be prepared in accordance with generally accepted accounting principles.

         Section 8.3 Conditions to the Obligations of Seller. The obligations of Seller to sell, assign, convey, and deliver the Acquired Assets, or to cause the Acquired Assets to be sold, assigned, conveyed or delivered, as applicable, is subject to the satisfaction on and as of the Closing of each of the following conditions:

                    a. Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                    b. Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                    c. Opinion of Purchaser's Counsel. Seller shall have received an opinion of counsel to Purchaser, dated the Closing Date, to the effect that:

                                    (i)     Purchaser  is  a  corporation   duly
                                            organized,  validly  existing and in
                                            good standing  under the laws of its
                                            state of incorporation. Purchaser is
                                            duly  qualified to conduct  business
                                            as  a  foreign  corporation  in  the
                                            State of Nebraska.

                                    (ii)    Purchaser has the  requisite corpor-
                                            ate power and  authority to  execute
                                            this Agreement and to consummate the
                                            transactions  contemplated   hereby;
                                            the execution  and delivery  of this
                                            Agreement and  the  consummation  of
                                            the transactions contemplated hereby
                                            have  been  duly  authorized  by all
                                            necessary  corporate  action  on the
                                            part   of    Purchaser;   and   this
                                            Agreement has been duly executed and
                                            delivered by Purchaser and, assuming
                                            the due authorization, execution and
                                            delivery   of   this   Agreement  by
                                            Seller, constitutes the legal, valid
                                            and binding  obligation of Purchaser
                                            enforceable  against  Purchaser   in
                                            accordance  with  its terms, subject
                                            to       applicable      bankruptcy,
                                            insolvency,          reorganization,
                                            moratorium,  fraudulent transfer and
                                            other    similar   laws    affecting
                                            creditors'  rights   generally  from
                                            time  to  time   in  effect  and  to
                                            general    principles    of   equity
                                            (including,    without   limitation,
                                            concepts of materiality, reasonable-
                                            ness,  good  faith and fair dealing)
                                            regardless of  whether considered in
                                            a proceeding  in equity  or at  law.

                    d.   Deliveries. Purchaser shall have executed and delivered
                         (i) a Closing Date Undertaking in substantially the form set forth on Exhibit C hereto (the "Closing Date Undertaking") and (ii) any required transfer tax forms and affidavits.

                    e. Partnership Consent. The Partnership Consent shall have been obtained.

         Article IX.       TERMINATION, AMENDMENT AND WAIVER

         Section 9.1       Termination

                    a. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                                    (i)     by  Purchaser  by   giving   written
                                            notice to Seller  at  any time prior
                                            to 5:00 p.m., New York City time, on
                                            July  30,  1998;  provided, however,
                                            that if  Seller  shall  have supple-
                                            mented  or  amended  the  Disclosure
                                            Schedule after  5:00 p.m.,  New York
                                            City time,  on July 28,  1998,  then
                                            the time during  which Purchaser may
                                            terminate this Agreement pursuant to
                                            this Section  9.1(a)(i) shall be ex-
                                            tended from 5:00 p.m., New York City
                                            time, on  July 30,  1998 until  5:00
                                            p.m., New York City  time, on August
                                            3, 1998;

                                    (ii)    by Purchaser  or Seller  at any time
                                            from and after  5:00 p.m., New  York
                                            City time, on  August 13, 1998 until
                                            such  time  as   Seller  shall  have
                                            advised  Purchaser  that  (x) Seller
                                            has obtained the Partnership Consent
                                            and (y) the consent  of at least 51%
                                            in interests of the Class A  Limited
                                            Partners  of  the   Tesson   Heights
                                            Limited  Partnership  to  the trans-
                                            actions contemplated by that certain
                                            Asset Purchase Agreement dated as of
                                            July 28, 1998 between Capital Senior
                                            Living  Properties,  Inc. and Tesson
                                            Heights    Enterprises    has   been
                                            obtained;

                                    (iii)   by mutual written consent  of Seller
                                            and Purchaser;

                                    (iv)    by Seller  if any of the  conditions
                                            set  forth  in  Sections  8.1 or 8.3
                                            shall  have  become   incapable   of
                                            fulfillment  and shall not have been
                                            waived by Seller; or

                                    (v)     by   Purchaser   if   any   of   the
                                            conditions set forth in Sections 8.1
                                            or 8.2 shall have  become  incapable
                                            of  fulfillment  and  shall not have
                                            been waived by
                                            Purchaser;

                                    (vi)    by  Seller  or   Purchaser   if  the
                                            Closing  does not  occur on or prior
                                            to October 31, 1998; or

                                    (vii)   as provided for in Section 7.12(b);

provided,  however,  that the party seeking termination pursuant to clause (iv),
(v), (vi) or (vii) is not in breach in any material respects of any of its representations, warranties, covenants or agreements contained in this Agreement; and further provided, that in the event of termination of this Agreement by Purchaser or Seller pursuant to clause (ii) above, Seller shall promptly reimburse Purchaser for third party fees and expenses and for other out-of-pocket expenses (but not internal time charges) reasonably incurred by Purchaser in connection with the transactions contemplated hereby, upon presentation by Purchaser of substantiating evidence thereof, up to a maximum reimbursement equal to the sum of (x) $30,000 plus (y) the amount of any filing fees paid by Purchaser in connection with filings made pursuant to the HSR Act prior to the date of such termination.

                    b. In the event of termination by Seller, on the one hand, or Purchaser, on the other hand, pursuant to this
                         Section 9.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                                    (i)     Purchaser shall return all documents
                                            and  other  material  received  from
                                            Seller  relating to the Business and
                                            to  the  transactions   contemplated
                                            hereby,  whether so obtained  before
                                            or after the  execution  hereof,  to
                                            Seller; and

                                    (ii)    all     confidential     information
                                            received by  Purchaser  with respect
                                            to Seller or the  Business  shall be
                                            treated  in   accordance   with  the
                                            Confidentiality   Agreement,   which
                                            shall   remain  in  full  force  and
                                            effect      notwithstanding      the
                                            termination of this Agreement.

                    c. If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become null and void and of no further force and effect, except for the provisions of the last sentence of Section 7.2 and the provisions of Sections 7.7, 9.1, 11.7, 11.8 and 11.9. Nothing in this Section 9.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

         Section 9.2 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

         Article X.          INDEMNIFICATION

         Section 10.1      Indemnification by Seller

                    a. Seller hereby agrees to indemnify Purchaser and its Affiliates and their respective officers, directors and employees (the "Purchaser Indemnified Parties") against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with the foregoing:

                                    (i)     any   breach   by   Seller   of  any
                                            representation or warranty contained
                                            in  this   Agreement  or  any  other
                                            agreement or documents  delivered in
                                            connection herewith;

                                    (ii)    any  breach  by Seller of any of its
                                            covenants    contained    in    this
                                            Agreement;

                                    (iii)   any and  all  claims  made by  third
                                            parties arising out of the operation
                                            of the  Business by Seller  prior to
                                            the Closing Date; or

                                    (iv) any Excluded Liability.

Notwithstanding the foregoing, the indemnifications in favor of the Purchaser Indemnified Parties contained in this Section 10.1 shall be effective only as follows: (x) there shall be no indemnification in respect of any individual Loss or group of related Losses in an amount less than $10,000; and (y) with regard to Losses in respect of which notice is given to Seller that indemnification is sought pursuant to this Section 10.1 during the period from the Closing Date until the 180th day after the Closing Date (the "First Six-Month Period"), the indemnifications in favor of the Purchaser Indemnified Parties shall not be effective once the aggregate dollar amount of all such Losses actually paid by Seller in respect of which notice is or was given during the First Six-Month Period aggregates $2,300,000, and Seller shall thereafter have no further obligations or liabilities with respect to cany Losses in excess of such amount;

and (z) with regard to Losses in respect of which notice is given to Seller that indemnification is sought pursuant to this Section 10.1 during the period from the 181st day after the Closing Date until the 365th day after the Closing Date (the "Second Six-Month Period"), the indemnifications in favor of the Purchaser Indemnified Parties shall not be effective once the aggregate dollar amount of all such Losses actually paid by Seller in respect of which notice is or was given during the Second Six-Month Period aggregates an amount equal to (A) $1,150,000 less (B) the amount of Losses actually paid by Seller in respect of which notice was given to Seller that indemnification was sought pursuant to this Section 10.1 during the First Six-Month Period, and Seller shall thereafter have no further obligations or liabilities with respect to any Losses in excess of such amount; provided, however, that the foregoing limitations on Seller's indemnification obligations pursuant to this Section 10.1 shall not apply to any indemnification by Seller for any Losses asserted against, imposed upon or incurred by the Purchaser Indemnified Parties resulting from any Excluded Liability or resulting from the operation of the Business by Seller prior to the Closing Date.

                  1. Purchaser acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Seller arising under or based upon any Governmental Rule.

         Section 10.2      Indemnification by Purchaser

                    a. Purchaser hereby agrees to indemnify Seller and its Affiliates and their respective officers, general partners, limited partners, directors, officers and employees (the "Seller Indemnified Parties") against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with:

                                    (i)     any  breach  by   Purchaser  of  any
                                            representation or warranty contained
                                            in  this   Agreement  or  any  other
                                            agreement  or document  delivered in
                                            connection herewith;

                                    (ii)    any  breach  by   Purchaser  of  any
                                            covenant     contained    in    this
                                            Agreement;

                                    (iii)   any and  all  claims  made by  third
                                            parties arising out of the operation
                                            of the Business by  Purchaser  after
                                            the Closing Date; or

                                    (iv)    any Assumed Liability, including any
                                            obligations or liability included in
                                            Section 2.3(a)(iv).

Notwithstanding the foregoing, the indemnifications in favor of the Seller Indemnified Parties contained in this Section 10.2 shall be effective only as follows: (x) there shall be no indemnification in respect of any individual Loss or group of related Losses in an amount less than $10,000; and (y) with regard to Losses in respect of which notice is given to Purchaser that indemnification is sought pursuant to this Section 10.2 during the First Six-Month Period, the indemnifications in favor of the Seller Indemnified Parties shall not be effective once the aggregate dollar amount of all such Losses actually paid by Purchaser in respect of which notice is or was given during the First Six-Month Period aggregates $2,300,000, and Purchaser shall thereafter have no further obligations or liabilities with respect to any Losses in excess of such amount; and (z) with regard to Losses in respect of which notice is given to Purchaser that indemnification is sought pursuant to this Section 10.2 during the Second Six-Month Period, the indemnifications in favor of the Seller Indemnified Parties shall not be effective once the aggregate dollar amount of all such Losses actually paid by Purchaser in respect of which notice is or was given during the Second Six-Month Period aggregates an amount equal to (A) $1,150,000 less (B) the amount of Losses actually paid by Purchaser in respect of which notice was given to Purchaser that indemnification was sought pursuant to this
Section 10.2 during the First Six-Month Period, and Purchaser shall thereafter have no further obligations or liabilities with respect to any Losses in excess of such amount; provided, however, that the foregoing limitations on Purchaser's indemnification obligations pursuant to this Section 10.2 shall not apply to any indemnification by Purchaser for any Losses asserted against, imposed upon or incurred by the Seller Indemnified Parties resulting from any Assumed Liability or resulting from the operation of the Business by Purchaser after the Closing Date.

                    b. Seller acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Purchaser arising under or based upon any Governmental Rule.

         Section 10.3 Losses Net of Insurance, etc. The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss.

         Section 10.4 Termination of Indemnification. The obligations to indemnify and hold harmless any party, (a) pursuant to Sections 10.1(a)(i) and 10.2(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 11.3 and (b) pursuant to the other clauses of Sections 10.1 and 10.2, shall not terminate.

         Section 10.5      Procedure.

                    a. In order for an indemnified party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement, such indemnified party shall, following the discovery of the matters giving rise to any Loss, notify the indemnifying party (the "indemnifying party") in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice and except that, with regard to claims for indemnification in respect of which notice is required to be given during the First Six-Month Period or the Second Six-Month Period, as the case may be, pursuant to the provisions of Sections 10.1 and 10.2 above, the indemnifying party shall have no liability for claims in respect of which notice has not been received within the required time period). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt of such notice, all information and documentation reasonably requested by the indemnifying party with respect to such Loss.

                    b. If the indemnification sought pursuant hereto involves a claim made by a third party against the indemnified party (a "Third Party Claim"), the indemnifying party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the indemnifying party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third Party Claim, the indemnified party will agree to any settlement, compromise or discharge of such Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent.

         Article XI.         General Provisions

         Section 11.1 Notices. All notices, requests and other communica-tions hereunder shall be in writing and shall be sent, delivered or mailed, addressed as follows:

                           a.       if to Purchaser, to:

                                    David R. Brickman, Esq.
                                    Capital Senior Living Corporation
                                    14160 Dallas Parkway, Suite 300
                                    Dallas, Texas  75240

                           and

                                    Mr. Lawrence Cohen
                                    Capital Senior Living Corporation
                                    237 Park Avenue
                                    21st Floor
                                    New York, New York  10017

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Jenkens & Gilchrist
                                    1445 Ross Avenue
                                    Suite 3200
                                    Dallas, Texas  75202-2799
                                    Attention:  Winston W. Walp II, Esq.

                           b.       if to Seller, to:

                                    Andrew C. Jacobs
                                    Gramercy Hill Corp.
                                    c/o Interactive Teleservices
                                    1033 O Street
                                    Suite 304
                                    Lincoln, Nebraska  68508

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, NY  10019
                                    Attention:  Denise A. Cerasani, Esq.
                                                 Aileen C. Meehan, Esq.

Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by certified mail or (iii) by nationally recognized courier service. Each such notice, request or communication shall be effective when delivered at the address specified in this Section 11.1 (or in accordance with the latest unrevoked direction from the receiving party).

         Section 11.2 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.3 Survival of Representations and Warranties. All representations and warranties of Seller and Purchaser contained herein or made pursuant hereto shall survive the Closing Date for a period of one year after the Closing Date. Any right of indemnification pursuant to Article X hereof with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached (the "Termination Date"), unless on or prior to the Termination Date the party from whom indemnification is sought shall have received notice in accordance with the provisions of Section 10.5 herein.

         Section 11.4 Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect; provided, however, that in the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties hereto will renegotiate the terms and conditions of this Agreement to resolve any inequities.

         Section 11.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 11.6 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein or therein, such agreements are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or thereunder.

         Section 11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         Section 11.8 Consent to Jurisdiction. Each of Purchaser and Seller irrevocably submits to the non-exclusive jurisdiction of any Nebraska state court and any Federal Court located in the State of Nebraska for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Purchaser and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 11.1 shall be effective service of process for any action, suit or proceeding in Nebraska with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Purchaser and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Nebraska state court and any Federal Court located in the State of Nebraska and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 11.9 Publicity. Except as may be required by applicable securities laws upon the advice of counsel, neither Seller, on the one hand, nor Purchaser, on the other hand, shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         Section 11.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent (which consent shall not be unreasonably withheld) of the other parties, except that Purchaser may assign its rights, interests and obligations hereunder to any Affiliate of Capital Senior Living Corporation without the prior written consent of Seller, provided that, prior to any such assignment to an Affiliate of Capital Senior Living Corporation,

Purchaser executes and delivers to Seller a written guaranty, in form reasonably satisfactory to Seller, of the performance of all of Purchaser's obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their respective parties thereunto duly authorized, all of the date first written above.

                                       CAPITAL SENIOR LIVING
                                       PROPERTIES, INC.


                                        By: /s/ David R. Brickman
                                            ---------------------------
                                            David R. Brickman
                                            Vice President
ATTEST:


By:  /s/ Scott Shamblin
     ------------------
     Scott Schamblin
     Director of Investor Services
                                      GRAMERCY HILL ENTERPRISES, a
                                      Texas general partnership


                                     By:      Gramercy Hill Limited Partnership,
                                              a Nebraska limited partnership

                                     By:      Gramercy Hill Corp., a Nebraska
                                              corporation

                                              By: /s/ Andrew C. Jacobs
                                                  ------------------------------
                                                  Andrew C. Jacobs
                                                  President
ATTEST:


By: /s/ Stephanie Clerc
    -------------------
    Stephanie Clerc




                                                                    NY--187218.7

                                     GRAMERCY HILL CORP., a
                                     Nebraska Corporation


                                     By:  /s/ Andrew C. Jacobs
                                          --------------------------------
                                          Andrew C. Jacobs
                                          President
By: /s/ Stephanie Clerc
    -------------------
Stephanie Clerc